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                                                                    EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                        RAILAMERICA TRANSPORTATION CORP.

         I, the undersigned natural person of the age of eighteen years or more, acting as Incorporator of a corporation under the Delaware General Corporation Law, do hereby adopt the following Certificate of Incorporation for such corporation.

                                    ARTICLE I

         The name of the corporation is RailAmerica Transportation Corp. (hereinafter called the "Corporation").

                                   ARTICLE II

         The period of its duration shall be perpetual.

                                   ARTICLE III

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of its registered agent at such address is Corporation Service Company, c/o Dale Moore.

                                   ARTICLE IV

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                    ARTICLE V

         The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

         Number of Shares                  Par Value               Class of
           Authorized                      Per Share                 Stock
         ----------------                  ---------               --------
         1,000                             $.01                     Common




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                                   ARTICLE VI

         The name of the Incorporator is Jaret Davis and the address of the Incorporator is 1221 Brickell Avenue, Miami, Florida 33131.

                                   ARTICLE VII

         The Board of Directors of the Corporation shall consist of at least one director, with the exact number to be fixed from time to time in the manner provided in the bylaws of the Corporation. The number of directors constituting the initial Board of Directors is two and the names and addresses of the members of the initial Board of Directors, who are to serve as the Corporation's directors until their successors are duly elected and qualified are:

Gary O. Marino                                 Donald D. Redfearn
5300 Broken Sound Blvd., N.W.                  5300 Broken Sound Blvd., N.W.
Boca Raton, Florida 33487                      Boca Raton, Florida 33487

                                  ARTICLE VIII

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under ss.174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. It is the intent that this provision be interpreted to provide the maximum protection against liability afforded to directors under the Delaware General Corporation Law in existence either now or hereafter.

                                   ARTICLE IX

         This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

                                   ARTICLE X

         The directors of the Corporation shall have the power to adopt, amend or repeal the bylaws of the Corporation.

         IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, has signed this Certificate of Incorporation this 27th day of January, 2000.


                                       /s/ Jaret Davis
                                       ----------------------------------------
                                       Jaret Davis




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